UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2017

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01 Other Items

Acquisition of Queen’s Court Student Residences

On October 11, 2017, Hines Global REIT II, Inc. (“Hines Global II” or “the Company”), through a wholly-owned subsidiary of Hines Global REIT II Properties LP (the “Operating Partnership”), acquired from CPA 18 Pan-European Holding Cooperatief U.A. and Crown Students LLP (collectively, the “Sellers”), all of the share capital of WPC Reading 18-13 B.V. and WPC Reading Student Housing 18-18 B.V., for the sole purpose of acquiring Queen’s Court Student Residences, a student housing property located in Reading, United Kingdom (“Queen’s Court”). The contract purchase price for Queen’s Court was £49.2 million (approximately $65.3 million assuming a rate of $1.33 per GBP as of the acquisition date), exclusive of transaction costs and working capital reserves. Queen’s Court, originally built as an office building in 1985, was completely renovated in 2016 and converted into a student housing property. Queen’s Court consists of 395 beds and is 100% leased. The Sellers are not affiliated with Hines Global II or its affiliates.

Hines Global II funded the acquisition using proceeds from its public offering and an advance under the uncommitted loan agreement dated October 2, 2017 between the Operating Partnership and Hines Interests Limited Partnership (“Hines”), an affiliate of Hines Global II (the “Restated Hines Credit Facility”). The terms of the Restated Hines Credit Facility are set forth in the Restated Credit Facility filed as Exhibit 10.1 to Hines Global II’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 3, 2017.

The estimated going-in capitalization rate for Queen’s Court is approximately 6.2%. The estimated going-in capitalization rate is determined by dividing the projected property revenues in excess of expenses for the first fiscal year by the net purchase price (excluding closing costs and taxes). Property revenues in excess of expenses includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected property revenues in excess of expenses includes assumptions which may not be indicative of the actual future performance of the property, including the assumption that the current tenants will perform under their lease agreements during the next 12 months and assumptions related to leasing vacant space.

November 2017 Distributions

The board of directors of the Company has authorized the Company to declare distributions for the month of November 2017. Distributions for each Class A Share, Class T Share and Class I Share will be calculated based on stockholders of record for each day of the month in November 2017. Distributions for shares of the Company’s common stock will be as follows:

November 2017	Distribution Rate Per Share, Per Day
Class A Shares	$0.001653699
Class T Shares	$0.001653699	(1)
Class I Shares	$0.001653699	(1)

(1)
Distributions for shares of the Company’s Class T Shares and Class I Shares will be calculated based on stockholders of record each day for the month of November 2017 in an amount equal to $0.001653699 per share, per day less the distribution and stockholder servicing fees that are payable with respect to such Class T Shares and Class I Shares (as calculated on a daily basis).

These distributions will be paid in cash or reinvested in shares of the Company’s common stock for those participating in the Company’s distribution reinvestment plan and will be paid or issued, respectively, on the first business day in December 2017. Distributions reinvested pursuant to the Company’s distribution reinvestment plan will be reinvested in shares of the same class of shares as the shares on which the distributions are being made.  Some or all of the cash distributions may be paid from sources other than cash flows from operations.

December 2017 Distributions

The board of directors of the Company has also authorized the Company to declare distributions for the month of December 2017. Distributions for each Class A Share, Class T Share and Class I Share will be calculated based on stockholders of record for each day of the month in December 2017 and represent an increase in distribution rates compared to prior month. Distributions for shares of the Company’s common stock will be as follows:

December 2017	Distribution Rate Per Share, Per Day
Class A Shares	$0.001671233
Class T Shares	$0.001671233	(1)
Class I Shares	$0.001671233	(1)

(1)
Distributions for shares of the Company’s Class T Shares and Class I Shares will be calculated based on stockholders of record each day for the month of December 2017 in an amount equal to $0.001671233 per share, per day less the distribution and stockholder servicing fees that are payable with respect to such Class T Shares and Class I Shares (as calculated on a daily basis).

These distributions will be paid in cash or reinvested in shares of the Company’s common stock for those participating in the Company’s distribution reinvestment plan and will be paid or issued, respectively, on the first business day in January 2018. Distributions reinvested pursuant to the Company’s distribution reinvestment plan will be reinvested in shares of the same class of shares as the shares on which the distributions are being made.  Some or all of the cash distributions may be paid from sources other than cash flows from operations.

Statements in this Current Report on Form 8-K, including but not limited to intentions, beliefs, expectations or projections relating to the timing and payment of distributions and the estimated going-in capitalization rate for the property described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the ability and willingness of the current tenants to continue to make rental payments pursuant to their lease agreements and other risks described in the “Risk Factors” section of Hines Global II’s Annual Report on Form 10-K for the year ended December 31, 2016, as updated by its other filings with the SEC. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

October 24, 2017	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer